Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Agreement”) is made and entered into as of the 5th day of September, 2014 (the “Effective Date”), by and between Hanover Holdings I, LLC, a New York limited liability company (“Plaintiff”) on the one hand and Solar Wind Energy Tower, Inc. f/k/a Clean Wind Energy Tower, Inc., a Nevada corporation (“Defendant”) on the other hand (Plaintiff and Defendant are collectively referred to as the “Parties” and each separately is referred to as a “Party”).

WHEREAS, Plaintiff commenced an action in the Supreme Court of the State of New York, County of New York, against Defendant, Index No. 654541/12, asserting various causes of action (the “Action”); and

WHEREAS, the Parties desire to avoid the expense, disruption and uncertainty of further litigation by settling all claims asserted or that could have been asserted by the Plaintiff against the Defendant and by the Defendant against the Plaintiff.

NOW, THEREFORE, in consideration of the premises, mutual promises, representations and obligations contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.       Settlement Amount. In exchange for the releases and other promises and covenants set forth in this Agreement, Defendant agrees to pay to Plaintiff, in the manner and method described herein, the total sum of Ninety Thousand Dollars ($90,000.00) (the “Settlement Sum”).

a.	The Settlement Sum shall be paid in six equal installments of Fifteen Thousand Dollars ($15,000.00) each, by electronic wire to the trust account of Robinson Brog Leinwand Greene Genovese & Gluck as attorneys for Plaintiff.

b.	The initial payment shall be delivered on or before September 5, 2014; thereafter, the five subsequent payments shall be delivered on or before the fifth day of each month, with the final payment being made on February 5, 2015.

c.	If any scheduled payment of the Settlement Sum is not delivered when due on or before the fifth day of each month, Plaintiff shall deliver a Notice of Breach to Defendant's Counsel. Defendant shall then have an opportunity to cure the breach, by delivering the missing payment to Plaintiff's Counsel within five (5) business days of receipt of the Notice of Breach. If any such breach is not timely cured, (a) the total amount of the Settlement Sum outstanding shall be accelerated (“Accelerated Sum”) and shall be delivered on or before ten (10) business days after receipt of the Notice of Breach (“Cure Period”). In the event of Defendant’s failure to timely deliver the Accelerated Sum within the Cure Period, Plaintiff may file the Confession of Judgment without further notice as set forth in Section 2 hereof.

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2.       Confession of Judgment: Simultaneous with the execution of the Agreement, Defendant will have executed and delivered to Plaintiff, a Confession of Judgment, in the form annexed hereto as Exhibit A, which shall be held by Robinson Brog in escrow, Upon completion of Defendant’s payment of the Settlement Amount, Robinson Brog shall release and return the Confession of Judgment to Defendant, and or destroy same at Defendant's option. In the event that a breach of this Agreement is not cured within the Cure Period as set forth in paragraph 1(e) hereof; Plaintiff shall have the right, without any further notice, to file the Confession of Judgment and have judgment entered against Defendant in amount of the Settlement Sum, plus costs associated with such filing and entry including reasonable attorneys fees, less any payments made pursuant to the Agreement, in the Supreme Court of the State of New York, Nevada, or any other state, in any county thereof.

3.       Stipulation of Discontinuance. Upon full execution and delivery of this Agreement by the Parties, and the delivery of the Confession of Judgment to Robinson Brog, the Parties authorize their respective counsel to execute and, as soon as practicable thereafter, file a Stipulation of Discontinuance with Prejudice of the Action, in substantially the form annexed hereto as Exhibit B.

4.       Mutual Releases.

(a)	Release by Plaintiff. Except or the rights and obligations specifically set forth in this Agreement, Plaintiff, for itself and its heirs, successors, predecessors, assigns, agents, attorneys, insurers, representatives, employees, officers, members and managers and any other person or entity acting or purporting to act by, through, under or in concert with them (collectively with Plaintiff, the “Plaintiff Releasors”) hereby release and discharge Defendant, the heirs of the Defendant, and, in their capacities in acting on behalf of Defendant, each of their successors, predecessors, assigns, agents, attorneys, insurers, representatives, employees, officers, directors and any other person or entity acting or purporting to act by, through, under or in concert with him, her or it, from any and all debts, damages, liabilities, demands, obligations, costs, expenses, disputes, manner of claims, rights, actions and causes of action, whether known or unknown, vested or contingent, pursuant to federal or state statute, common law or otherwise, which either Plaintiff Releasor now owns or holds or has at any time heretofore owned or held or has asserted, or hereafter can, shall or may have or assert, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date.

(b)	Release by Defendant. Except for the rights and obligations specifically set forth in this Agreement, the Defendant, for itself and its heirs, successors, predecessors, assigns, agents, attorneys, insurers, representatives, employees, officers, directors and any other person or entity acting or purporting to act by, through, under or in concert with them (collectively with the Defendant, the “Defendant Releasors”), hereby release and discharge Plaintiff and its successors, predecessors, assigns, agents, attorneys, insurers, representatives, employees, officers, members, managers and any other person or entity acting or purporting to act by, through, under or in concert with it or her, from any and all debts, damages, liabilities, demands, obligations, costs, expenses, disputes, manner of claims, rights, actions and causes of action, whether known or unknown, vested or contingent, pursuant to federal or state statute, common law or otherwise, which any Defendant Releasor now owns or holds or has at any time heretofore owned or held or has asserted, or hereafter can, shall or may have or assert, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date.

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5.       Non-disparagement. Each Party agrees not to publish or communicate or cause to be published, either verbally or in writing, to any person or entity any Disparaging (as defined below), remarks, comments or statements concerning the other Party. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of an individual or business entity.

6.       Enforcement of this Agreement. Nothing set forth herein shall preclude a Party from commencing any action the purpose of which is to enforce the terms of this Agreement. The Parties further agree that, in the event of a breach of any of the representations, obligations or covenants set forth in this Agreement, the non-breaching Party shall, in addition to the rights and remedies conferred by this Agreement, have available to him, her or it all rights and remedies at law and in equity, including without limitation the right to seek monetary damages and/or injunctive relief for any harm caused by the other Party. The reasonable legal fees and/or other costs arising out of an alleged breach shall be borne by the breaching party if it is determined that a breach had occurred.

7.       Expenses. Each Party shall bear his, her or its own legal and other expenses incurred in connection with the Action and this Agreement. No Party shall make any claim against the others for fees, costs, and/or sanctions under the New York Civil Practice Law and Rules, applicable law or otherwise, except claims for legal fees and costs incurred in connection with enforcement of the Agreement as set forth in Section 6 hereof.

8.       No-Assignment of Claims. Each Party represents and warrants to each other Party that he, she or it has not assigned or transferred any of his, her or its claims in the Action or this Agreement to any person.

9.       Governing Law; Jurisdiction; Venue. This Agreement shall be subject to, governed by and interpreted in accordance with, the laws of the State of New York. Each Party (i) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court sitting in the County of New York, State of New York, for the purposes of any suit, action or other proceeding arising out of or relating in any way to this Agreement and (ii) waives and agrees not to assert in any such proceeding a claim that he, she or it is not personally subject to the jurisdiction of the court referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper.

10.       Severability. In the event any provision of this Agreement shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining provisions shall remain in full force and effect. The unenforceability or invalidity of any provision of this Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction.

11.       Entire Agreement. This Agreement, including Exhibit A and B attached hereto, which exhibits are expressly incorporated herein by reference, sets forth the entire agreement between the Parties hereto relating to the subject matter hereof and, subject to the completion of the settlement embodied herein, fully supersedes and replaces any and all prior agreements or understandings (whether oral or written) between the Parties, all of which are deemed null and void and of no future legal effect.

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12.       No Modification. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing and signed by all of the Parties or their expressly authorized representatives.

13.       Headings. The headings used in this Agreement are for convenience only, are not part of this Agreement, and will not alter or determine any rights or obligations under this Agreement.

14.       Rule of Ambiguities. It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language in this Agreement is found or claimed to be ambiguous, each Party shall have the same opportunity to present evidence as to the actual intent of the Parties with respect to any such ambiguous language without any inference or presumption being drawn against the drafter.

15.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures were originals and upon the same instrument. A facsimile or emailed electronic copy of a Party's signature on this Agreement shall have the same force and effect as that Party's original signature on this Agreement.

16.       Notices. Any notice or other communication given under or relating to this Agreement shall be in writing and shall be sent by (a) hand delivery; (b) reputable overnight delivery service for next business day delivery or; (c) registered or certified United States mail (return receipt requested), in each case with delivery charges prepaid, to the Parties at the following respective addresses (or at such other address for a Party as shall be specified by him, her or it by like notice):

If to the Plaintiff:

Hanover Holdings I, LLC

5 Hanover Square

New York, New York 10004

(347) 491-4240

(646) 737-9948

With a Copy to: Robinson Brog Leinwand Greene Genovese & Gluck P.C.

Attorney, far Plaintiff

875 Third Avenue, 9th FL

New York, New York 10022

Fax: (212) 956-2164

Email: David E. Danovitch: dedgrobinsonbrog.com and

            Michael A. Eisenberg: maea,robinsonhrog.com

Attn,:  David E. Danovitch, Esq, and

             Michael A. Eisenberg, Esq.

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If to the Defendant:

Solar Wind Energy Tower

1997 Annapolis Exchange Parkway

Suite 300

Annapolis, Maryland 21401

Attention: Ronald Picket

(410) 972-4713

With a Copy to:

Ledwith & Atkinson

Attorney. .for Defendant

14 St. James Place

Lynbrook, New York 11563

Fax: (516) 593-1816

Email: Thomas D. Atkinson: tatkinson@,1edwithatkinson.com

Attn.: Thomas D. Atkinson, Esq.

Notices and communications shall be effective (a) when delivered if sent by hand delivery; (b) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service); (c) on the fifth business day following the day duly sent by certified or registered United States mail, return receipt requested.

17.       Certifications and Acknowledgments. Each Party hereby certifies and acknowledge as follows:

(a)       The Plaintiff represents and warrants that this Agreement and the settlement embodied herein hare been duly authorized by all necessary limited liability company action by Plaintiff and that this Agreement has been duly executed on behalf of Plaintiff by a person duly authorized to do so, The Defendant represents and warrants that this Agreement and the settlement embodied herein have been duly authorized by all necessary corporate action by Defendant and has been duly executed on behalf of Defendant by a person duly authorized to do so.

(b)       Such Party has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which each acknowledges is adequate and satisfactory to such Party;

(c)       Such Party has consulted with his, her or its counsel prior to signing this Agreement and has had the opportunity not to execute this Agreement and to request modifications to this Agreement consistent with his, her or Its respective interests;

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date, as evidenced by their signatures below.

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HANOVER HOLDINGS I, LLC

By: /s/ Joshua Sason	DATE: _______
Joshua Sason, CEO

SOLAR WIND ENERGY TOWER, INC.

By: /s/ Ronald Pickett	DATE: ______
Ronald Pickett
President and CEO, Chairman

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EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

HANOVER HOLDINGS I, LLC,
Index No 654541/12

CONFESSION OF JUDGMENT
Plaintiff,

-against-

CLEAN WIND ENERGY TOWER,

Defendant.

STATE OF NEW YORK	)
)ss.:
COUNTY OF New York	)

1.	Ronald Pickett, being duly sworn, deposes and says:
2.	That deponent is an individual and is the President and CEO of defendant Solar Wind Energy Tower, Inc. f/k/a Clean Wind Energy Tower, Inc. (“Defendant”), and has the authority to make this confession of judgment on Defendant's behalf.
3.	Defendant hereby confesses judgment herein pursuant to CPLI4 3218 and authorizes entry thereof against it in the sum of $90,000, plus costs and other monies Defendant is obligated to pay to Plaintiff Hanover Holdings I, LLC (“Plaintiff”) pursuant to applicable portions, of a certain settlement agreement that is more fully described below.
4.	Plaintiff is a New York limited liability company with its principal place of business at 5 Hanover Square, New York, New York.
5.	Defendant is a Nevada corporation, with a principal place of business at 997 Annapolis Exchange Parkway, Suite 300, Annapolis; Maryland, 21401. Defendant authorizes entry of judgment in the County of New York, State of New York and any other applicable jurisdictions.

6.	The amount of $90,000.00 due and owing from Defendant to Plaintiff under this Confession of Judgment is based upon an agreed-upon figure set forth in a settlement agreement between the parties, and which, for consideration, Plaintiff dismissed the above captioned action with prejudice.
7.	Defendant hereby authorizes Plaintiff to enter a judgment by confession against it pursuant to CPLR § 3218 in the amount of $90,000,00, plus costs, including reasonable attorneys fees, less any payments made at the time of Defendant's failure to timely cure its breach of the settlement agreement.
8.	Deponent has consulted with counsel on this matter. Deponent acknowledges that that Defendant is signing this confession free of fraud, undue influence or coercion of any kind.
9.	This confession of judgment does not relate to a consumer credit transaction.
10.	This affidavit is not in connection with an installment purchase of $1,500 or less of any commodities for any use other than a commercial or business purpose which is prohibited by Section 3201 of the New York Civil Practice Law and Rules.

Dated: New York, New York

August ___,2014

Solar Wind Energy Tower, Inc. By: /s/ Ronald Pickett Ronald Pickett, President and CEO

EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

HANOVER HOLDINGS I, LLC,
Index No 654541/12

STIPULATION OF DISCONTINUANCE
Plaintiff,

-against-

CLEAN WIND ENERGY TOWER,

Defendant.

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys for all of the parties that have appeared herein, that whereas no party hereto is an infant, incompetent person for whom a committee has been appointed or conservatee, and no person not a party has an interest in the subject matter of the action, this action be and the same is hereby discontinued with prejudice and without costs to any party. This stipulation may be filed without further notice with the Clerk of the Court.

Dated: New York, New York

            August __, 2014

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.	LEDWITH & ATKINSON

By: /s/ Michael A. Eisenbert	By: Thomas D.Atkinson
Michael A. Eisenberg 875 Third Avenue, 9th FL New York, New York 10022 (212) 603-6300 Attorney for Plaintiff	Thomas D. Atkinson 14 St. James Place Lynbrook, New York 11563 (516) 593-1771 Attorney for Defendant